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                                                              Exhibit 99.(8)(c)

                      FORM OF ASSIGNMENT OF CONTRACT

FOR VALUE RECEIVED, UBS Global Asset Management (US) Inc., the undersigned Assignor ("Assignor") hereby assigns, transfers and sets over to UBS Financial Services Inc. ("Assignee") all rights, title and interest held by the Assignor in and to the Transfer Agency - Related Services Delegation Agreement between PFPC Inc. and UBS Global Asset Management (US) Inc. dated November 13, 2002.

The Assignor warrants and represents that said contract is in full force and effect and is fully assignable.

The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the contract and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

The Assignee shall be entitled to all monies remaining to be paid under the contract, which rights are also assigned hereunder.

The Assignor warrants that the contract is without modification, and remains on the terms contained.

The Assignor further warrants that it has full right and authority to transfer said contract and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Signed this _________ day of ______________________________, 20_____.

UBS Global Asset Management (US) Inc.

By:                                   By:
   ----------------------------         -------------------------
   Name:                                Name:
   Title:                               Title:

UBS Financial Services Inc.

By:                                   By:
   ----------------------------         -------------------------
   Name:                                Name:
   Title:                               Title:

Agreed To:
PFPC, Inc.

By:
   ----------------------------
   Name:
   Title: